Exhibit 99.1

Contact(s):	Media Inquiries: Liane Bilicki 313-755-2916 lbilicki@visteon.com	Visteon Corporation Corporate Communications 17000 Rotunda Drive Dearborn, MI 48126 Facsimile: 313-755-7983
Investor Inquiries:
Derek Fiebig 313-755-3699 dfiebig@visteon.com

NEWS RELEASE

Visteon Declares Second Quarter 2004 Dividend

DEARBORN, Mich., April 13, 2004 — The Board of Directors of Visteon Corporation (NYSE: VC) has declared a quarterly dividend of $0.06 per share on the company’s common stock. The dividend is payable on June 1, 2004, to shareholders of record as of April 30, 2004. Visteon has paid a dividend each quarter since it became an independent, publicly traded company in June 2000.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has about 72,000 employees and a global delivery system of more than 200 technical, manufacturing, sales, and service facilities located in 25 countries.

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Visteon news releases, photographs and product specification details are available at www.visteon.com

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